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                                 CompuTrac, Inc.

                                                                    EXHIBIT 11.2

         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARES

Diluted EPS
-----------                                                           1999             1998
                                                                  -----------      -----------
Three-month period ended April 30:

Net income (loss)                                                 $   119,102      $  (256,200)
                                                                  ===========      ===========

         Shares issued and outstanding at beginning of period       6,467,197        6,277,698
         Issuance of common stock                                       9,986            8,704
         Purchase of treasury shares                                  (42,698)         (28,505)
         Common stock equivalents                                     162,423               --
                                                                  -----------      -----------

         Weighted average number of shares outstanding              6,596,908        6,257,897
                                                                  ===========      ===========

Diluted earnings per share:
         Net income (loss)                                        $      0.02      $     (0.04)
                                                                  ===========      ===========

Three-month period ended July 31:

Net income (loss)                                                 $   103,426      $  (306,787)
                                                                  ===========      ===========

         Shares issued and outstanding at beginning of period       6,376,437        6,249,193
         Issuance of common stock                                       8,990            9,372
         Purchase of treasury shares                                   (6,375)         (32,444)
         Common stock equivalents                                     189,967               --
                                                                  -----------      -----------

         Weighted average number of shares outstanding              6,569,019        6,226,121
                                                                  ===========      ===========

Diluted earnings per share:
         Net income (loss)                                        $      0.02      $     (0.04)
                                                                  ===========      ===========

Six-month period ended July 31:

Net income (loss)                                                 $   222,528      $  (562,986)
                                                                  ===========      ===========

         Weighted average number of shares outstanding              6,582,964        6,280,880
                                                                  ===========      ===========

Diluted earnings per share:
         Net income (loss)                                        $      0.03      $     (0.09)
                                                                  ===========      ===========
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